UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 18, 2014

NC SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183272	27-4213903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1107 Town Creek Road, Eden, NC		27288
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(336) 432-2623

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 18, 2014, we received written consent from our company’s board of directors and holders of 83.79% of our company’s voting securities to change the name of our company, increase the authorized capital and to effect a forward split of our issued and outstanding shares of common stock.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on July 18, 2014, we received written consent from holders of 83.79% of our company’s voting securities, for a name change to "Aqua Power Systems Inc.", to increase our authorized capital from 100,000,000 shares of common stock, par value $0.0001and 10,000,000 shares of blank check preferred stock, par value $0.0001 to 200,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank check preferred stock, par value $0.001 and to effect a forward split of our issued and outstanding shares of common stock on a basis of 1 old for 18 new. Our authorized capital will not be affected by the forward split.

The amendments are currently being submitted to the Financial Industry Regulatory Authority (“FINRA”) for review. We will announce the completion of FINRA's review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NC SOLAR, INC.

/s/ Tadashi Ishikawa
Tadashi Ishikawa
President and Director

Date:	July 31, 2014